As filed with the Securities and Exchange Commission on August 6, 2012
Registration No. 333-165055

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-3/A

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Kandi Technologies, Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	90-0363723
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(86 - 579) 82239856
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Hu Xiaoming, Chief Executive Officer
Kandi Technologies, Corp.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(86 - 579) 82239856
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Thomas Wardell, Esq.
Jeffrey Li, Esq.
McKenna Long & Aldridge LLP
303 Peachtree Street, NE, Suite 5300
Atlanta, Georgia 30308
(404) 527-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of Securities	To Be	Offering Price	Aggregate	Amount Of
To Be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee (3)
Common Stock, $0.001 par value per share, issuable upon exercise of warrants to purchase shares of Common Stock	1,792,892	$4.31	$7,727,364	$885.56
TOTAL				$885.56

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also shall register and be deemed to cover any additional shares of Common Stock of the Registrant which may be offered or become issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)

Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $4.31, the average of the high and low reported sales prices of the Registrant's Common Stock on the NASDAQ Global Market on August 2, 2012.

(3)	Previously Paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Registrant is filing this post-effective amendment No. 3 to the registration statement on Form S-3 (Registration No. 333-165055), as initially filed on February 24, 2010 and as last amended on July 24, 2012, to reflect updated information about the Registrant and the securities covered by this registration statement, including the disclosures relating to the reset/adjustment provisions of the securities covered by this registration statement. All applicable registration fees were paid at the time of the original filing of the registration statement.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
SUBJECT TO COMPLETION, DATED AUGUST 6, 2012

Kandi Technologies, Corp.

1,792,892 Shares*
of
Common Stock Issuable Upon Exercise of Warrants
______________________________

This prospectus relates to the resale, from time to time, of up to an aggregate of 1,792,892* shares of our common stock, par value $0.001 (“Common Stock”) which may be offered and sold from time to time by certain stockholders set forth in the “Selling Stockholders” section of this prospectus. The shares of Common Stock to be offered hereby may be acquired by the Selling Stockholders by exercising warrants (“Warrants”) issued in connection with a private placement that closed on January 21, 2010.

The Selling Stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares of Common Stock issuable upon exercise of the outstanding Warrants from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale of the Common Stock by the Selling Stockholders, but we will bear all costs, fees, and expenses in connection with the registration of the shares of Common Stock offered by the Selling Stockholders. However, we may receive proceeds in connection with the exercise of the Warrants, if the Warrants are exercised for cash. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares of Common Stock offered for resale through this prospectus.

For information regarding the Selling Stockholders and the times and manner in which they may offer or sell shares of our Common Stock, see “Selling Stockholders” or “Plan of Distribution.”

Our Common Stock is quoted on the NASDAQ Global Market under the symbol “KNDI.” On August 2, 2012, the last reported sale price for our Common Stock on the NASDAQ Global Market was $4.29 per share.

*Presently, as further described herein, an aggregate of 1,379,148 shares of our Common Stock are issuable upon exercise of the outstanding Warrants; however, as a result of contractual obligations, and in connection with certain anti-dilution and other adjustment provisions contained in the Warrants, we are required to register for resale a number of shares of Common Stock equal to 130% of the total number of shares issuable upon exercise of the Warrants (1,379,148 x 1.30 = 1,792,89). Presently, the Company is not aware of any issuance of securities or other event that would result in an increase in the aggregate number of shares of our Common Stock issuable upon exercise of the Warrants.

______________________________

Investing in shares of our Common Stock involves certain risks. See “Risk Factors” beginning on page 2 of this prospectus. In addition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, which has been filed with the Securities and Exchange Commission and is incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in shares of our Common Stock.

______________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2012.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	1
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	4
DESCRIPTION OF FINANCING TRANSACTION	4
DESCRIPTION OF WARRANTS TO PURCHASE COMMON STOCK	5
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF COMMON STOCK	6
DESCRIPTION OF PREFERRED STOCK	7
SELLING STOCKHOLDERS	8
PLAN OF DISTRIBUTION	9
LEGAL MATTERS	11
EXPERTS	11
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	11
WHERE YOU CAN FIND MORE INFORMATION	12

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This means the securities described in this prospectus may be offered and sold in one or more offerings using this prospectus from time to time as described in the “Plan of Distribution.”

You should carefully read this prospectus and the information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

Unless the context otherwise requires, the terms “KNDI,” “the Company,” “we,” “us,” and “our” in this prospectus each refer to Kandi Technologies, Corp., our subsidiaries, and our consolidated entities. “China” and the “PRC” refer to the People’s Republic of China.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated herein by reference, and may not contain all the information that may be important to you. You should carefully read this entire prospectus, as well as the information incorporated by reference, before deciding whether to invest in our Common Stock.

The Company

We were incorporated under the laws of the State of Delaware on March 31, 2004. On August 13, 2007, we changed our name from Stone Mountain Resources, Inc. to Kandi Technologies, Corp. Headquartered in the Zhejiang Province, we are one of China’s leading producers and manufacturers of popular off-road vehicles, including go-karts and a variety of other specialty vehicles, including all-terrain vehicles and specialized utility vehicles for the PRC and global export markets. In connection with our strategic objective of becoming a world leader in electric vehicles manufacturing and related services, we have increased our focus on fuel efficient vehicles, including the all-electric mini-car, the COCO LSV, with a particular focus on expanding our domestic market share in China.

Our Business

Our primary business is designing, developing, manufacturing, and commercializing all-terrain vehicles (“ATVs”), go-karts, and specialized automobiles, such as electric vehicles (“EVs”) for the PRC and the global markets.

Our products include off-road vehicles (e.g., ATVs, utility vehicles (“UTVs”), go-karts, etc.), motorcycles, refitted cars, and super-mini-cars.

	Year Ended December 31,
	2011		2010
	Units	Revenue	Units	Revenue
ATVs	9,958	$4,850,425	5,868	$3,716,893
Super-Mini-Cars	1,077	6,253,517	1,618	6,800,000
Go-Karts	25,757	22,923,669	28,366	25,434,803
UTVs	1,198	2,696,106	2,270	4,839,256
Three-Wheeled Motorcycles	782	1,592,770	917	2,089,348
Refitted Cars	70	1,860,661	-	-
Total	38,842	$40,177,148	39,039	$42,880,300

Our current business is primarily conducted through our wholly-owned subsidiaries, Continental Development Limited and KO NGA Investment Limited, including Continental Development Limited’s wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd., and Zhejiang Kandi Vehicles Co., Ltd.’s subsidiaries, Jinhua Three Parties New Energy Vehicles Service Co., Ltd. and Jinhua Kandi New Energy Vehicles Co., Ltd. as well as KO NGA’s wholly-owned subsidiary Yongkang Scrou Electric. Co., Ltd.

Jinhua Three Parties New Energy Vehicles Service Co., Ltd. was formed by a joint venture among the State Grid Power Corporation, Tianneng Power International, Inc. and Zhejiang Kandi Vehicles Co., Ltd. The joint venture established the first Chinese electric super-mini automobile battery replacement service provider. We own a 30% ownership interest in Jinhua Three Parties New Energy Vehicles Service Co., Ltd.

Jinhua Kandi New Energy Vehicles Co., Ltd. was formed as a joint venture between Zhejiang Kandi Vehicles Co., Ltd. and Mr. Xiaoming Hu, our CEO and Chairman of our Board of Directors. Kandi New Energy Vehicles Co., Ltd. was established to comply with Chinese regulations that provide that a foreign investor can have no more than 50% ownership interest in an automobile manufacturing company located in China whose primary objective is to sell automobiles in China. In connection with complying with these regulations, Mr. Hu, a Chinese citizen, and Zhejiang Kandi Vehicles Co., Ltd., a foreign investment entity, each own 50% of Kandi New Energy Vehicles Co., Ltd. Zhejiang Kandi Vehicles Co., Ltd. made its capital contribution in kind, and Mr. Hu made his capital contribution in cash, using proceeds from a loan made by Zhejiang Kandi Vehicles Co., Ltd.

Mr. Hu’s equity interest in Kandi New Energy Vehicles Co., Ltd. has been placed in escrow and trust with Zhejiang Kandi Vehicles Co., Ltd. Therefore, Zhejiang Kandi Vehicles Co., Ltd. effectively controls 100% of Kandi New Energy Vehicles Co., Ltd. All of the profits of Kandi New Energy Vehicles Co., Ltd. will be distributed to Zhejiang Kandi Vehicles Co., Ltd.

The Offering

Securities Offered	Up to an aggregate of 1,792,892* shares of our Common Stock issuable upon the exercise of the outstanding Warrants, which may be sold by Selling Stockholders from time to time pursuant to this registration statement. We are registering the Common Stock covered by this prospectus in order to fulfill our contractual obligations to do so in connection with the original issuance of the Warrants. Registration of the Common Stock does not necessarily mean that all or any portion of such stock will be offered for sale by the Selling Stockholders.

Common Stock outstanding as of August 2, 2012	29,845,122 shares of Common Stock.

Warrants	Presently, the Warrants are exercisable for an aggregate of 1,379,148 shares of our Common Stock at an exercise price of $3.81 per share. The Warrants expire on January 21, 2013 and must be exercised prior to such date; thereafter, this registration statement will be amended to withdraw from registration any shares not acquired by exercise of the Warrants.

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of Common Stock. We may receive proceeds in connection with the exercise of the Warrants, if exercised for cash. We intend to use any proceeds from the exercise of any of the Warrants for working capital and other general corporate purposes. There is no assurance that any of the Warrants will ever be exercised for cash, if at all.

Risk Factors	We are subject to a number of risks that you should be aware of before you decide to purchase our Common Stock. These risks are discussed more fully in the section captioned “Risk Factors,” beginning on page 3 of this prospectus.

The NASDAQ Global Market Symbol	KNDI

*Presently, as further described herein, an aggregate of 1,379,148 shares of our Common Stock are issuable upon exercise of the outstanding Warrants; however, as a result of contractual obligations, and in connection with certain anti-dilution and other adjustment provisions contained in the Warrants, we are required to register for resale a number of shares of Common Stock equal to 130% of the total number of shares issuable upon exercise of the Warrants (1,379,148 x 1.30 = 1,792,89). Presently, the Company is not aware of any issuance of securities or other event that would result in an increase in the aggregate number of shares of our Common Stock issuable upon exercise of the Warrants.

Our Corporate Information

We are headquartered in the Zhejiang Province in China. Our principal executive offices are located at Jinhua City Industrial Zone, Jinhua, Zhejiang Province, People’s Republic of China, Post Code 321016, and our telephone number at this location is +86-579-82239856. Our website address is www.en.chinakandi.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

RISK FACTORS

Investing in shares of our Common Stock involves risk. Before making any investment decision, you should carefully consider the risk factors set forth below, under the caption “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These risks could materially affect our business, results of operation or financial condition and affect the value of our Common Stock. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Business Operations

The audit report included in our annual report, which is incorporated by reference herein, is prepared by auditors who are not currently inspected by the Public Company Accounting Oversight Board (“PCAOB”) and, as such, you do not have the benefit of such inspection.

Our independent registered public accounting firm, Albert Wong & Co., issues the audit reports included in our annual reports filed with the SEC, as auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB; our auditors are required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because our auditors perform audit work in the PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of PRC authorities, our auditor, like other independent registered public accounting firms located in Hong Kong that perform work in the PRC, is not currently inspected by the PCAOB. Inspections of other firms that the PCAOB has conducted outside the PRC have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections of auditors operating in the PRC makes it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of the PRC that are subject to PCAOB inspections, which may cause investors to lose confidence in our reported financial information and procedures and the quality of our financial statements.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Neither we nor any of the Selling Stockholders undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our Common Stock offered by this prospectus. The Selling Stockholders will receive all of the proceeds. We will pay all costs, fees and expenses incurred in connection with the registration of the shares of our Common Stock covered by this prospectus. We may receive proceeds from the issuance of shares of our Common Stock upon the exercise of the Warrants, if exercised for cash. If the Selling Stockholders exercise for cash, at an exercise price of $3.81 per share, all of the Warrants underlying the 1,379,148 shares registered hereunder, we would receive aggregate gross proceeds of approximately $5,254,553.88. We intend to use any proceeds from exercise of the Warrants for working capital and other general corporate purposes.

DESCRIPTION OF FINANCING TRANSACTION

On January 21, 2010, we entered into a Securities Purchase Agreement with Hudson Bay Fund LP,1Hudson Bay Overseas Fund,2 Ltd. and Capital Ventures International (Capital Ventures International and together with Hudson Bay Master Fund Ltd., the “Selling Stockholders”), pursuant to which, we sold to the Selling Stockholders, in a private placement transaction exempt from the registration requirements of the Securities Act, $10,000,000 senior secured convertible notes (the “Notes”) and warrants to purchase, initially, an aggregate of 800,000 shares of our Common Stock, and, presently, as further described, an aggregate of 1,379,148 shares of our Common Stock, for an aggregate purchase price of $10,000,000 (the “Financing Transaction”), on the terms set forth below. As further described below, as a result of contractual obligations that we undertook at the time of the original issuance of the Warrants, we are required to register for resale the number of shares of our Common Stock equal to 130% of the number of shares of Common Stock issuable upon exercise of the Warrants. Therefore, 1,792,892 shares of our Common Stock are covered by this registration statement.

The Notes issued under the Financing Transaction were 2-year senior convertible notes with an aggregate principal amount of $10,000,000. Pursuant to the terms and conditions of the Financing Transaction, the Notes were convertible into shares of our Common Stock, and were entitled to earn interest at a rate of 6% per annum beginning on January 21, 2010, such interest payable in cash or in shares of our Common Stock. The terms of the Financing Transaction include a beneficial ownership limitation applicable to the conversion of the Notes and the exercise of the Warrants, such that no holder may convert the Notes or exercise the Warrants if, after such conversion or exercise, the holder would beneficially own individually, or together with its affiliates, more than 4.99% of the then issued and outstanding shares of our Common Stock. Each holder may lower this limitation percentage at any time or increase this limitation percentage to any other percentage not in excess of 9.99% upon sixty one (61) days’ prior written notice to the Company.

____________________________
1 On August 1, 2010, Hudson Bay Fund LP and Hudson Bay Overseas Fund Ltd. were restructured whereby Hudson Bay Overseas Fund Ltd. was renamed Hudson Bay Master Fund Ltd., and Hudson Bay Fund LP assigned its assets to Hudson Bay Master Fund Ltd. As a result, all of the securities of the Company held by Hudson Bay Overseas Fund Ltd were reregistered in the name of Hudson Bay Master Fund Ltd. and all of the securities of the Company held by Hudson Bay Fund LP were transferred to Hudson Bay Master Fund Ltd.

2 See Footnote 1 above.

As of the date of this registration statement, the Selling Stockholders have converted all $10,000,000 principal amount and $159,522 of accrued interest on the Notes into an aggregate of 3,121,121 shares of our Common Stock, none of which are currently owned by the Selling Stockholders or covered by this prospectus.

We are required to use our reasonable best efforts to have this registration statement declared effective as soon as practicable. We are required to file additional registration statements to register the resale of any shares underlying warrants which are not included in the registration statement of which this prospectus forms a part. We are obligated to keep any registration statement required to be filed pursuant to the terms of the registration rights agreement current and effective until the earlier of (i) the date on which all of the shares of Common Stock covered by an applicable registration statement have been sold and (ii) the date on which all of such shares may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the Securities Act.

Pursuant to a registration rights agreement entered into in connection with the Financing Transaction, we agreed to register for resale the number of shares of our Common Stock equal to 130% of the sum of (i) the maximum number of shares issuable upon conversion of the Notes, (ii) the maximum number of shares issuable as interest on the Notes, and (iii) the maximum number of shares issuable upon exercise of the Warrants. As noted above, only the Warrants remain outstanding. Presently, the Warrants are exercisable for an aggregate of 1,379,148 shares of our Common Stock at an exercise price of $3.81 per share. The Warrants expire on January 21, 2013 and must be exercised prior to such date. Under the terms of the contract, pursuant to which the Warrants were purchased, we are obligated to register a number of shares equal to 130% of the total number of shares issuable upon exercise of the Warrants. Therefore, we are registering 1,792,892 shares of our Common Stock for resale as a secondary offering pursuant to the registration statement of which this prospectus is a part of (1,379,148 x 130% = 1,792,892). After January 21, 2013, we will amend the registration statement, of which this prospectus is a part, to withdraw from registration any shares not issued upon exercise of the Warrants.

In connection with the Financing Transaction, we paid commissions to FT Global Capital, Inc., Brean Murray, Carret & Co. and Canaccord Adams Inc. (the “Placement Agents”), in the aggregate amount of $700,000, including expenses, and issued the Placement Agents warrants to purchase, as presently adjusted, an aggregate of 137,915 shares of our Common Stock at an adjusted exercise price of $3.81 per share, as a result of the adjusting/resetting provisions of the Warrants as described below.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON STOCK

The following is a brief description of the terms of the Warrants. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Warrants, a form of which has been filed with the SEC and is also available upon request from us, and the agreements underlying the Financing Transaction, which have also been filed with the SEC and are also available upon request from us.

Presently, the Warrants are exercisable for an aggregate of 1,379,148 shares of our Common Stock at an exercise price of $3.81 per share. Under the terms of the Warrants, at any time on or before January 21, 2013, the holders of the Warrants may exercise their Warrants for shares of our common stock at an adjusted exercise price (the “Exercise Price”) of $3.81. Effective August 19, 2010, the reset provisions were applied and resulted in the current adjusted exercise price and the current number of shares for which the Warrants may be exercised.  This adjustment/reset was effected on the basis described below.  The Warrants expire on January 21, 2013 and must be exercised prior to such date; thereafter, we will amend the registration statement of which this prospectus is a part to withdraw from registration any shares not issued upon exercise of the Warrants.

The holders of the Warrants may exercise the Warrants at any time by delivering to the Company a written notice of exercise and payment of an amount equal to the effective Exercise Price (as of the date of exercise) multiplied by the number of shares of Common Stock as to which the Warrant is being exercised. Upon receipt of the notice of exercise and payment, the Company will issue and deliver to the holder the number of shares of our Common Stock to which the holder is entitled pursuant to the exercise.

Under the terms of the Warrants, the Exercise Price could be reset on the twenty-first consecutive trading day following (i) the date on which a registration statement registering all the securities issuable under the Financing Transaction is declared effective by the SEC, or (ii) if earlier, each of (x) the date six (6) months from the initial issuance of the Warrants and the date all such securities may first be sold under Rule 144; and (y) the date that any such securities are registered in a registration statement. The Exercise Price when subject to an adjustment as set forth above, could be reset to the lower of the then-existing Exercise Price; and 110% of the average of the volume weighted average prices for each of the preceding ten (10) complete consecutive trading days. At no time, however, will the Exercise Price be reset below $3.00 per share. Effective August 19, 2010, which was the twenty-first (21st) consecutive trading day following the date six (6) months from the original issuance date of the Warrants,  the exercise price was adjusted by the formula described in the paragraph to $3.81 and the number of shares for which the Warrants may be exercised pursuant to this prospectus increased.  The adjustment/reset provisions of the Warrants are not triggered by this prospectus or the registration statement of which it is a part of.  The Exercise Price is also subject to adjustment in the event the Company, at any time after the Issuance Date, pays a stock dividend on, subdivides or combines one or more classes of its then outstanding shares of Common Stock, or issues or sells any shares of Common Stock pursuant to a Dilutive Issuance (as such term is defined in the Warrants). The Exercise Price is also subject to adjustment in the event the Company, at any time after the Issuance Date, pays a stock dividend on, subdivides or combines one or more classes of its then outstanding shares of Common Stock, or issues or sells any shares of Common Stock pursuant to a Dilutive Issuance (as such term is defined in the Warrants). Simultaneously with any adjustment to the Exercise Price, the number of shares of our Common Stock issuable upon exercise of the Warrants will be increased or decreased proportionally. The Warrants were initially exercisable into an aggregate of 800,000 shares of our Common Stock at an Exercise Price of $6.5625. Currently, as adjusted, the Warrants are exercisable into an aggregate of 1,379,148 shares of our Common Stock (with respect to each Selling Stockholder, 689,574 shares of our Common Stock) at an adjusted Exercise Price of $3.81.

Rights Under the Warrants

Holders of the Warrants are entitled to participate in any dividend or other distribution of assets, or rights to acquire assets, the Company makes to holders of our Common Stock, and the holders are entitled to participation rights in the event the Company grants, issues or sells any options, convertible securities or rights to purchase Common Stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock, to the same extent that each holder would have been entitled to participate if such holder had held the number of shares of Common Stock issuable upon a full exercise of the outstanding Warrants immediately before the date on which record is taken for such a distribution.

Holders of the Warrants are entitled to a cashless exercise of the Warrants if, at the time of the exercise of the Warrants, a registration statement is not effective for the resale by the holder.

Other than as provided herein, holders of the Warrants, solely in their capacities as such, are not entitled to vote or receive dividends or be deemed the holder of any share capital of the Company, and Holders do not have any rights of a stockholder of the Company, including any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights or otherwise prior to the exercise of the Warrants.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation, as amended, and Amended and Restated Bylaws and applicable provisions of the Delaware General Corporation Law (the “DGCL”).

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Certificate of Incorporation and Amended and Restated Bylaws, which have been filed with and are publicly available from the SEC

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

DESCRIPTION OF COMMON STOCK

As of August 2, 2012, there were 29,845,122 shares of our Common Stock outstanding, held by approximately nineteen (19) stockholders of record.

Our Common Stock is currently traded on the NASDAQ Global Market under the symbol “KNDI.”

The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. The holders of outstanding shares of Common Stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock. Corporate Stock Transfer is the registrar and transfer agent of our Common Stock.

All issued and outstanding shares of Common Stock are fully paid and nonassessable. Shares of our Common Stock that may be offered for resale, from time to time, under this prospectus will be fully paid and nonassessable.

Delaware Anti-Takeover Provisions

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:

•               before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

•               upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who also are officers of the corporation and shares held by employee stock plans; or

•               at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2 / 3 % of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation's outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Presently, we have not opted out of this provision.

DESCRIPTION OF PREFERRED STOCK

As of August 2, 2012, no shares of preferred stock had been issued or were outstanding.

Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations, or restrictions with respect to each class or series of such class without further vote or action by the stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

SELLING STOCKHOLDERS

The Selling Stockholders are offering up to an aggregate of 1,792,892* shares of our common stock issuable to the Selling Stockholders upon exercise of the Warrants. For additional information regarding the issuance of the Warrants, please see “Description of Financing Transaction” beginning on page 4 of this prospectus. We are registering the aforementioned shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time to satisfy our obligations under the Financing Transaction.

Except for the ownership of the Notes and the Warrants issued pursuant to the Financing Transaction, to our knowledge, none of the Selling Stockholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the shares of Common Stock held by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on their respective ownership of shares of Common Stock, Notes and Warrants, as of August 2, 2012, assuming a cash exercise of the Warrants held by each such Selling Stockholder on that date. The fourth column lists the maximum number of shares of Common Stock that could be offered by this prospectus by the Selling Stockholders in the event that all 1,792,892* shares of Common Stock are issued upon exercise of the Warrants and does not take into account any limitations on exercise of the Warrants or issuance of Common Stock set forth therein. The amounts set forth below are based upon information provided to us by representatives of the Selling Stockholders, or on our records, and are accurate to the best of our knowledge as of the date specified below.

In accordance with the terms of a registration Rights Agreement with the holders of the Warrants, this prospectus generally covers the resale of up to an aggregate of 1,792,892* shares of our common stock issuable to the Selling Stockholders upon exercise of the Warrants. In addition to both economic and standard anti-dilution adjustments, the exercise price of the Warrants is subject to additional adjustments described in “Description of Financing Transaction” and “Description of Warrants to Purchase Common Stock. Because the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

The Warrants may not be exercised by the respective holders, and no shares may be issued pursuant to the Warrants, to the extent that the exercise or issuance would cause the holder’s and its affiliates’ beneficial ownership of our Common Stock, as determined in accordance with Section 13(d) of the Exchange Act, to exceed 4.99% of our then issued and outstanding shares of Common Stock; provided, however, that each holder may lower this limitation percentage at any time or increase this limitation percentage to any other percentage not in excess of 9.99% upon 61 days’ prior written notice to the Company. The 4.99% beneficial ownership limitation does not prevent a holder from selling some of its holdings and then receiving additional shares.

The Selling Stockholders may decide to sell all, some, or none of the shares of the Common Stock listed below. We currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the securities covered by this prospectus. We cannot provide you with any estimate of the number of shares of our Common Stock that any of the Selling Stockholders will hold in the future. Please see “Plan of Distribution” beginning on page 9 of this prospectus.

For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act, and includes voting power and investment power with respect to such shares. In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of shares of common stock outstanding for that individual or group includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.

The applicable percentages of beneficial ownership are based on an aggregate of 31,224,270 shares of our Common Stock outstanding on August 2, 2012, assuming a cash exercise of the Warrants held by each such Selling Stockholder on that date for 689,574 shares of Common Stock.*

	Number		Shares
	of Shares	Percent	Available	Number of Shares	Percent
	of Common Stock	of Common Stock	for Sale	of Common Stock	of Common Stock
	Owned Before	Owned Before	Under This	to be Owned	to be Owned
Name of Selling Stockholder	the Offering (1)*	the Offering	Prospectus(2)*	After the Offering	After the Offering

Hudson Bay Master Fund Ltd. (4)	689,574	2.21%	896,446	(3)	(3)
Capital Ventures International (5)	689,574	2.21%	896,446	(3)	(3)

_________________________________
(1)

Represents the number of shares of our Common Stock that may be issued upon exercise of the Warrants. For the purposes hereof, we assume the issuance of all such shares pursuant to a cash exercise. The actual number of shares of common stock issuable upon exercise of the warrants is subject to certain adjustments as explained above.

(2)

Assumes that the Company becomes obligated to issue all 1,792,892 shares of Common Stock covered by this prospectus upon exercise of the Warrants. Presently, the Company is only obligated to issue 1,379,148 shares. In addition to both economic and standard anti-dilution adjustments, the exercise price of the Warrants are subject to additional adjustments as explained above.*

(3)

Because (a) the Selling Stockholders may offer all or some of the shares of our Common Stock that they hold in the offering contemplated by this prospectus, (b) the offering of shares of our Common Stock is not being underwritten on a firm commitment basis, and (c) the Selling Stockholders could purchase additional shares of our Common Stock from time to time, no estimate can be given as to the number of shares or percent of our Common Stock that will be held by the Selling Stockholders after the offering.

(4)

The address of Hudson Bay Master Fund Ltd. is 777 Third Avenue, 30th Floor, New York, New York 10017. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Sander Gerber disclaims beneficial ownership over these securities.

(5)

The address of Capital Ventures International is 101 California Street, Suite 3250, San Francisco, California 94111. Heights Capital Management, Inc., the authorized agent of Capital Ventures International, has discretionary authority to vote and dispose of the securities held by Capital Ventures International and may be deemed to be the beneficial owner of these securities. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., exercises investment discretion and control over the securities held by Capital Ventures International. Mr. Kobinger disclaims any such beneficial ownership of the shares held by Capital Ventures International. Capital Ventures International is affiliated with one or more registered broker-dealers. Capital Ventures International purchased the securities being registered hereunder in the ordinary course of business and at the time of purchase, had no agreements or understandings, directly or indirectly, with any other person to distribute such securities. In the ordinary course of its business in trading securities positions, Capital Ventures International may enter into short sales. However, no such short sales are entered into prior to the public announcement of any private placement pursuant to which the applicable securities were acquired by Capital Ventures International and Capital Ventures International is aware of and adheres to the position of the Staff of the Commission set forth in Item A.65 of the SEC Telephone Interpretations Manual.

*Presently, as further described herein, an aggregate of 1,379,148 shares of our Common Stock are issuable upon exercise of the outstanding Warrants; however, as a result of contractual obligations, and in connection with certain anti-dilution and other adjustment provisions contained in the Warrants, we are required to register for resale a number of shares of Common Stock equal to 130% of the total number of shares issuable upon exercise of the Warrants (1,379,148 x 1.30 = 1,792,89). Presently, the Company is not aware of any issuance of securities or other event that would result in an increase in the aggregate number of shares of our Common Stock issuable upon exercise of the Warrants.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon exercise of the Warrants to permit the resale of these shares of Common Stock by the holders of the Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  in the over-the-counter market;

  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  short sales made after the date this registration statement is declared effective by the SEC;

  broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the Warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

LEGAL MATTERS

The validity of the Common Stock offered in this prospectus will be passed upon for us by McKenna Long & Aldridge LLP.

EXPERTS

The consolidated financial statements of Kandi Technologies, Corp. and its subsidiaries as of December 31, 2011 and 2010, and for each of the years in the two-year period ended December 31, 2011, have been incorporated by reference in the registration statement in reliance on the report of Albert Wong & Co., an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

  our Annual Report on Form 10-K for the year ended December 31, 2011;

  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

  our Current Reports on Form 8-K filed on February 17, 2012, April 30, 2012, May 2, 2012, and May 2, 2012; and

  the description of our Common Stock contained in the registration statement on Form S-8, dated January 6, 2009, File No. 333-156582, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all shares of Common Stock registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Kandi Technologies, Corp.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
Attn: Zhu Xiaoying, Chief Financial Officer
+86-579-82239856

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the shares of Common Stock that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these shares of Common Stock that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these shares of Common Stock.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http:/www.sec.gov. You may also read and copy any document we file at the SEC's public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our Common Stock is listed on the NASDAQ Global Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Global Market.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by us in connection with the offering of our Common Stock being registered hereby. All amounts shown are estimates except the SEC registration fee.

SEC registration fee		$2,021.33
Legal fees and expenses
Accounting fees and expenses
Printing and miscellaneous expenses

Total expenses	$

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of actions by or in the right of the corporation, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification shall be made where the person seeking indemnification has been found liable to the corporation, unless and only to the extent that a court determines is fair and reasonable in view of all circumstances.

Our Certificate of Incorporation provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. At present, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. We have purchased Directors & Officers Liability insurance for our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to our charter documents or the DGCL, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 16. Exhibits and Financial Schedule

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment No. 3 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Jinhua, China on the 6th day of August, 2012.

KANDI TECHNOLOGIES, CORP.

By: /s/ Hu Xiaoming
Hu Xiaoming
Chairman of the Board of Directors, President and
Chief Executive Officer (Principal Executive Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Hu Xiaoming	Chairman of the Board of Directors,
	Hu Xiaoming	President and Chief Executive	August 6, 2012
Officer (Principal Executive Officer)

	/s/ Zhu Xiaoying	Chief Financial Officer (Principal
	Zhu Xiaoying	Financial Officer), Principal	August 6, 2012
Accounting Officer and Director

*
	Qian Jingsong	Director	August 6, 2012

*
	Ni Guangzheng	Director	August 6, 2012

*
	Jerry Lewin	Director	August 6, 2012

	*	Director	August 6, 2012
Henry Yu

	*	Director	August 6, 2012
Chen Liming

By	/s/ Hu Xiaoming
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Incorporation (filed as Exhibit 3.1 to the Company’ s Registration Statement on Form SB-2, dated April 1, 2005; File No. 333-123735).

3.2	Certificate of Amendment of Certificate of Incorporation (filed as Exhibit 4.2 to the Company’s Form S-3, dated November 19, 2009; File No. 333-163222)

3.3	Amended and Restated Bylaws (filed as Exhibit 3.2 to the Company’s Form SB-2, dated April 1, 2005; File No. 333-123735).

4.1	Common Stock Specimen (filed as Exhibit 4.1 to the Company’s Registration Statement on Form SB-2/A dated June 2, 2005; 1934 Act File No. 333-120431).

5.1	Opinion of McKenna Long & Aldridge LLP.**

10.1	Securities Purchase Agreement, dated as of January 21, 2010 between Kandi Technologies, Corp. and the Investors listed on the Schedule of Buyers attached thereto (“SPA”) (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated January 21, 2010).

10.2	Form of Senior Secured Convertible Note issuable under the SPA (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, dated January 21, 2010)

10.3	Form of Warrant issuable under the SPA (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, dated January 21, 2010)

10.4	Registration Rights Agreement, dated as of January 21, 2010 between Kandi Technologies, Corp. and the Investors listed in the SPA (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, dated January 21, 2010)

10.5	Shareholder Pledge Agreement, dated as of January 21, 2010 between Kandi Technologies, Corp. and Excelvantage Group Limited (filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, dated January 21, 2010)

10.6	Voting Agreement, dated as of January 21, 2010 between Kandi Technologies, Corp. and Excelvantage Group Limited (filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K, dated January 21, 2010)

10.7	Placement Agent Agreement, dated as of January 19, 2010 among Kandi Technologies, Corp., FT Global Capital, Inc. and Brean Murray, Carret & Co (filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K, dated January 21, 2010)

23.1	Consent of Independent Registered Public Accounting Firm.**

23.2	Consent of McKenna Long & Aldridge LLP (included in legal opinion filed as Exhibit 5.1).**

24.1	Powers of Attorney (incorporated by reference to the Registration Statement filed on Form S-3/A filed on July 24, 2012 (Registration No. 333-165055).

** Filed herewith